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                                                                    EXHIBIT 99.1

                        [SHERWOOD RESEARCH LETTERHEAD]




August 4, 1999

Sherwood Research grants permission to iGo Corporation to use information from its market research program in iGo Corporation's Prospectus.


                                      /s/ John P. Carey, Jr.
                                      --------------------------------------
                                      John P. Carey, Jr.
                                      Vice President -- Operations